Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 14, 2019, with respect to the consolidated financial statements of Ocugen, Inc. included in the Proxy Statement of Histogenics Corporation that is made a part of Amendment No. 2 to the Registration Statement (Form S-4 No. 333-232147) and related Prospectus of Histogenics Corporation dated August 2, 2019.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 2, 2019